Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 138 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated October 12, 2011, relating to the financial statements and financial highlights of the Putnam Retirement Income Fund Lifestyle 2, a series of the Putnam Funds Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
December 23, 2011